                                                                                                                                                                                                                                                                                                   Ex. 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350

BY CHIEF EXECUTIVE OFFICER

In connection with the Quarterly Report of CS Financing Corporation (the “Company”) on Form 10-QSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Timothy R. Redpath, Chief Executive Officer, Treasurer, and Secretary of the Company certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2007

/s/ Timothy R. Redpath

TIMOTHY R. REDPATH,

Chief Executive Officer,

Treasurer, and Secretary

of the Company

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.